Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 21, 2012, General Motors Financial Company, Inc. (“GM Financial”) and Ally Financial Inc. (“Ally”) announced agreements to acquire Ally’s auto finance and financial services operations in Europe and Latin America and its non-controlling 40% equity interest in GMAC-SAIC Automotive Finance Company Limited (“GMAC-SAIC”), which conducts auto finance and financial services business in China (collectively, the “International Operations”).

On April 1, 2013, GM Financial and Ally completed a transaction under which GM Financial acquired Ally’s equity interests in its top-level holding companies that comprise substantially all of Ally’s auto finance and financial services business in Europe other than in France and Portugal and in Latin America other than Brazil, pursuant to the Purchase and Sale Agreement entered into on November 21, 2012, as subsequently amended and restated on February 22, 2013 (the “PSA”). The purchase price was approximately $2.4 billion.

On May 14, 2013, GM Financial issued and sold $1.0 billion in aggregate principal amount of 2.75% Senior Notes due 2016 (the “2016 Notes”), $750 million in aggregate principal amount of 3.25% Senior Notes due 2018 (the “2018 Notes”) and $750 million in aggregate principal amount of 4.25% Senior Notes due 2023 (the “2023 Notes” and, together with the 2016 Notes and the 2018 Notes, the “Notes”).

On June 3, 2013, GM Financial and Ally completed a transaction under which GM Financial acquired, effective as of June 1, 2013, Ally’s equity interests in its companies that comprise Ally’s auto finance and financial services business in France and Portugal. The purchase price was approximately $150 million.

On October 1, 2013, GM Financial and Ally completed a transaction under which GM Financial acquired Ally’s equity interests in its companies that comprise Ally’s auto finance and financial services business in Brazil (together, with Ally businesses acquired on April 1, 2013, and June 3, 2013, the “Previously Acquired International Operations”), pursuant to the PSA. The purchase price was approximately $700 million.

As of September 9, 2014, the acquisition of the non-controlling 40% equity interest in GMAC-SAIC is expected to be completed, subject to certain regulatory and other approvals, in 2014 or as soon as practicable thereafter. The non-controlling 40% equity interest in GMAC-SAIC to be acquired is referred to in this Unaudited Pro Forma Condensed Combined Financial Information section as the “China International Operations.”

GM Financial is the wholly-owned captive finance subsidiary of General Motors Company (“GM”). Ally has historically provided a majority of the financing for GM’s dealers and a significant portion of the financing for its customers in the U.S. and Canada and other major international markets where it operates including through the operations that are the subject of the transactions described herein. Historically, Ally has been GM’s primary financing partner for incentivized retail financing programs in its major markets. The purchase price was determined based on arm’s length negotiations.

The pro forma financial information set forth herein gives effect to the following events (collectively, the “Transactions”):

1)	The consummation of the Previously Acquired International Operations, which occurred on April 1, 2013, June 1, 2013, and October 1, 2013;

2)	The consummation of the probable future acquisition of Ally’s non-controlling 40% interest in GMAC-SAIC, partially funded by a capital contribution from GM of $0.7 billion;

3)	The repayment of certain assumed debt obligations in the amount of $1.4 billion, which occurred in April 2013 and June 2013 subsequent to the closings of certain of the Previously Acquired International Operations that occurred on April 1, 2013 and June 1, 2013; and

4)	The issuance of the Notes.

The unaudited pro forma condensed combined financial information included herein is derived from the historical financial statements of GM Financial and the International Operations and include adjustments which give effect to events that are (i) directly attributable to the Transactions, (ii) expected to have continued impact on GM Financial, (iii) factually supportable, and (iv) not reflected in the historical financial statements as of and for the period ended June 30, 2014. Refer to the section entitled “Notes to Unaudited Pro Forma Condensed Combined Financial Information.”

The unaudited pro forma condensed combined balance sheet includes certain pro forma adjustments to reflect the estimated impact of the consummation of the probable future acquisition of Ally’s non-controlling

40% interest in GMAC-SAIC, assuming this acquisition occurred on June 30, 2014. There are no pro forma adjustments related to the acquisitions of the Previously Acquired International Operations and issuance of the Notes, as these transactions were consummated prior to June 30, 2014 and the effects of these transactions are reflected in the historical balance sheet as of June 30, 2014 included within GM Financial’s Form 10-Q for the corresponding period.

The unaudited pro forma condensed combined statements of income for the year ended December 31, 2013 and the six months ended June 30, 2014 includes certain pro forma adjustments to reflect the impact of the consummated acquisitions of the Previously Acquired International Operations, the issuance of the Notes, and the consummation of the probable future acquisition of Ally’s non-controlling 40% interest in GMAC-SAIC, assuming these transactions occurred on January 1, 2013, to the extent the impact of the acquisitions of the Previously Acquired International Operations and issuance of the Notes have not been reflected in the historical statement of income for the year ended December 31, 2013 and the six months ended June 30, 2014 included within GM Financial’s Form 10-K and Form 10-Q for the corresponding periods, respectively.

GM Financial has not finalized its purchase price allocation with respect to the Previously Acquired International Operations’ assets acquired and liabilities assumed at their fair values. Adjustments and amounts reflected within the unaudited pro forma condensed combined financial information related to the China International Operations are management’s estimates based on available information. Accordingly, as described in Note 2 below, the unaudited pro forma condensed combined financial statements include preliminary allocations of the purchase price to reflect the estimated fair values of certain assets and liabilities expected to be acquired in connection with the consummation of the probable future acquisition of Ally’s non-controlling 40% interest in GMAC-SAIC.

The unaudited pro forma condensed combined financial information:

•	do not purport to represent what the consolidated results of operations actually would have been if the Transactions had occurred on January 1, 2013 or what those results will be for any future periods or what the consolidated balance sheet would have been if the Transactions had occurred on June 30, 2014 or what the consolidated balance sheet will be on any future date; and

•	have not been adjusted to reflect any matters not directly attributable to implementing the acquisition of the International Operations. No adjustments, therefore, have been made for actions, such as any of GM Financial’s integration plans related to the International Operations. In connection with the plan to integrate the International Operations, GM Financial anticipates that non-recurring charges, such as costs associated with systems implementation and other costs related to exit or disposal activities, could be incurred. These charges could affect the results of operations of GM Financial in the period in which they are recorded. The unaudited pro forma condensed combined financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the acquisition of the International Operations, as they are non-recurring in nature and were not determinable at the time that the unaudited pro forma condensed combined financial statements were prepared.

General Motors Financial Company, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2014

The following preliminary unaudited pro forma condensed combined balance sheet combines the historical balance sheets of the China International Operations and GM Financial on an acquisition accounting basis assuming that the acquisition of the China International Operations was completed on June 30, 2014.

(In millions)	GM Financial	International Operations, Reclassified (Note 5)	Purchase Accounting and Other Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$1,412	$—	$(289)	A	$1,120
			(3)	B
Finance receivables, net	31,545	—	—		31,545
Restricted cash	2,205	—	—		2,205
Property and equipment, net	150	—	—		150
Investment in equity method investee	—	574	415	C	989
Leased vehicles, net	4,748	—	—		4,748
Deferred income taxes	433	—	—		433
Goodwill	1,245	—	—		1,245
Related party receivables	185	—	—		185
Other assets	436	—	—		436

Total assets	$42,359	$574	$123		$43,056

Liabilities and Shareholder’s Equity
Liabilities:
Secured debt	$25,006	$—	$—		$25,006
Unsecured debt	7,596	—	—		7,596
Accounts payable and accrued expenses	984	—	—		984
Deferred income	249	—	—		249
Deferred income taxes	12	—	—		12
Taxes payable	293	—	—		293
Related party taxes payable	891	—	—		891
Related party payable	432	—	—		432
Other liabilities	229	—	—		229

Total liabilities	35,692	—	—		35,692

Shareholder’s Equity:
Additional paid-in capital	4,793	536	(536)	D	5,493
			700	E
Accumulated other comprehensive income/(loss)	65	38	(38)	F	65
Retained earnings	1,809		(3)	B	1,806

Total shareholder’s equity	6,667	574	123		7,364

Total liabilities and shareholder’s equity	$42,359	$574	$123		$43,056

See accompanying notes to unaudited pro forma condensed combined financial information

General Motors Financial Company, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended December 31, 2013

The following preliminary unaudited pro forma condensed combined statement of income combines the historical statements of income of the International Operations and GM Financial on an acquisition accounting basis assuming that the Transactions were completed on January 1, 2013.

(In millions)	GM Financial	International Operations, Reclassified (Note 5)	Purchase Accounting and Other Adjustments		Pro Forma Combined
Revenue
Finance charge income	$2,563	$716	$48	G	$3,327
Leased vehicle income	595	1	—		596
Other income	186	96	18	H	300

	3,344	813	66		4,223

Costs and expenses
Salaries and benefits	448	58	—		506
Other operating expenses	322	140	19	I	481

Total operating expenses	770	198	19		987
Leased vehicle expenses	453	1			454
Provision for loan losses	475	71	87	G	633
Interest expense	721	412	14	J	1,160
			(4)	K
			12	L
			5	M
Acquisition and integration expenses	42	—	(42)	N	—

	2,461	682	91		3,234
Income before income taxes	883	131	(25)		989
Income tax provision (credit)	317	43	(9)	O	351
Equity method investee income, net of taxes	—	118	—		118

Net income	$566	$206	$(16)		$756

See accompanying notes to unaudited pro forma condensed combined financial information

General Motors Financial Company, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Six Months Ended June 30, 2014

The following preliminary unaudited pro forma condensed combined statement of income combines the historical statements of income of the International Operations and GM Financial on an acquisition accounting basis assuming that the Transactions were completed on January 1, 2013.

(In millions)	GM Financial	International Operations, Reclassified (Note 5)	Purchase Accounting and Other Adjustments		Pro Forma Combined
Revenue
Finance charge income	$1,712	$—	$3	G	$1,715
Leased vehicle income	438	—	—		438
Other income	138	—	(4)	H	134

	2,288	—	(1)		2,287
Costs and expenses
Salaries and benefits	290	—	—		290
Other operating expenses	259	2	(11)	I	250

Total operating expenses	549	2	(11)		540
Leased vehicle expenses	335	—	—		335
Provision for loan losses	248	—	—		248
Interest expense	669	—	(2)	K	664
			(2)	L
			(1)	M

	1,801	2	(16)		1,787
Income before income taxes	487	(2)	15		500
Income tax provision (credit)	167	—	5	O	172
Equity method investee income, net of taxes	—	66	—		66

Net income	$320	$64	$10		$394

See accompanying notes to unaudited pro forma condensed combined financial information

General Motors Financial Company, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

For the Period Ended June 30, 2014

Note 1—Preliminary Purchase Accounting Allocation for the China International Operations

The unaudited pro forma condensed combined financial information for the Transactions includes the unaudited pro forma condensed combined balance sheet as of June 30, 2014, assuming the acquisition of the China International Operations occurred on June 30, 2014 on an acquisition accounting basis. The unaudited condensed combined statement of income for the year ended December 31, 2013 and the six months ended June 30, 2014 assumes that the Transactions occurred on January 1, 2013 on an acquisition accounting basis.

The acquisition of the China International Operations is being accounted for using the acquisition method of accounting; accordingly, GM Financial’s cost to acquire the China International Operations will be allocated to the assets, including identifiable intangible assets, and liabilities of the China International Operations at their respective estimated fair values as of acquisition date. The table below reflects the preliminary allocation of purchase price to the acquired assets and liabilities based on preliminary estimates of fair value.

Preliminary Purchase Price Allocation

Unaudited Condensed Combined Pro Forma Financial Information—as of June 30, 2014

(In millions)	China International Operations
Total Purchase Price for the China International Operations	$989
Net Book Value of the China International Operations	574
Preliminary Allocation of Purchase Price
Pre-tax adjustments to reflect acquired assets and liabilities at fair value
Equity method investment	415

Pre-tax total adjustments	415
Deferred income taxes	—

After-tax total adjustment	$415

Fair value of net assets acquired	989

Preliminary goodwill resulting from the acquisition of the China International Operations	$—

The final allocation of the purchase price will be determined after completion of the acquisition the China International Operations and final analysis to determine the fair values of the International Operations’ tangible and intangible assets and liabilities.

The purchase price for the Previously Acquired International Operations was approximately $3.3 billion. The purchase price was allocated to the identifiable assets and liabilities assumed based upon their estimated fair values at the date of the acquisitions. The excess of the purchase price over the estimated fair values of the net assets acquired was recorded as goodwill in the amount is $138 million, but is subject to further adjustment pending the closing of the China International Operations.

Note 2—Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information related to the Transactions is included as of June 30, 2014 and for the year and six month periods ended December 31, 2013 and June 30, 2014, respectively. The acquisition is being accounted for under the purchase method of accounting in accordance with Accounting Standards Codification 805, Business Combinations.

The unaudited pro forma condensed combined financial information as of June 30, 2014 and for the year and six months ended December 31, 2013 and June 30, 2014, respectively includes preliminary estimated adjustments to record the assets and liabilities of the International Operations at their respective estimated fair values and represents management’s estimates based on available information. Management utilized various valuation methodologies and models which it believes are reasonable. However other market participants could utilize different methodologies and models to arrive at different valuations. The pro forma adjustments included herein may be revised as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after completion of the acquisition of all of the China International Operations and final analysis to determine the fair values of the International Operations’ tangible and intangible assets and liabilities.

Certain amounts in the historical consolidated financial statements of the International Operations have been reclassified to conform to GM Financial’s classification; refer to Note 5– Reclassification Adjustments for further information.

The unaudited pro forma condensed combined financial information is presented in accordance with the Securities Exchange Act of 1934, as amended, for illustrative purposes only and does not indicate the results of operations or the combined financial position that would have resulted had the Transactions been completed at the beginning for the applicable period presented, nor the impact of possible business model changes as a result of current market conditions which would impact revenues, performance of finance receivables, expense efficiencies, asset dispositions, and other factors.

Additionally, the unaudited pro forma condensed combined financial information is not indicative of the results of operations in future periods or the future financial position of the combined businesses.

Note 3—Transactions Not Completed as of the Date of this Filing

As of September 9, 2014, the acquisition by GM Financial of Ally’s non-controlling 40% equity interest in GMAC-SAIC remained subject to certain regulatory and other approvals. The acquisition of the non-controlling 40% equity interest in GMAC-SAIC is expected to be completed in 2014 or as soon as practicable thereafter. The pro forma financial information gives effect to the probable future acquisition of Ally’s non-controlling 40% interest in GMAC-SAIC.

Note 4—Purchase Accounting and Acquisition Adjustment Descriptions

(A)	Adjustments to reflect the estimated cash payment of $1.0 billion to acquire the China International Operations as of June 30, 2014, as well as an adjustment to record a $0.7 billion capital contribution from GM.

(Dollars in millions)	Amount
Capital Contribution from GM	$700
Less: Amount paid to Ally for the China International Operations at closing	(989)

Net decrease to cash and cash equivalents	(289)

(B)	Adjustments to reflect the payment of incremental transaction costs expected to be incurred in connection with the acquisition of the International Operations.

(C)	Adjustment totaling approximately $415 million to record the non-controlling equity investment in GMAC-SAIC at fair value as of June 30, 2014. This adjustment reflects the estimated fair value of the equity interest in GMAC-SAIC Automotive Finance Company as of June 30, 2014. This adjustment does not affect the income or loss earned in connection with the equity interest for the six months ended June 30, 2014 or the year ended December 31, 2013. Assumptions utilized in determining the preliminary fair value include estimated future cash flows and discount rates, among others. These assumptions could vary from those used in the final valuation.

(D)	Adjustment to eliminate the China International Operations’ historical net parent investment.

(E)	Adjustment to record a $0.7 billion capital contribution from GM Financial’s parent, GM. This contribution will be used to fund the acquisition of the China International Operations. The adjustment does not affect the income statement for the year ended December 31, 2013 or the six months ended June 30, 2014.

(F)	Adjustment to eliminate the carrying value of the China International Operations’ accumulated other comprehensive income.

(G)	Adjustments to increase finance charge income of $48 million for the year ended December 31, 2013 and to increase finance charge income of $3 million for the six months ended June 30, 2014, related to the Previously Acquired International Operations. These adjustments are based on the effective interest rate amortization method and gives effect to the income statement to the extent these effects are not recorded in the historical financial statements of GM Financial. In addition, this adjustment increases provision expense by $87 million for the year ended December 31, 2013, to reflect loss recognition associated with the acquired finance receivables with no evidence of credit deterioration at acquisition.

(H)	Adjustments to reflect an increase to other income of $18 million for the year ended December 31, 2013 and a decrease to other income of $4 million for the six months ended June 30, 2014 with the total amount due to the write off at acquisition of deferred commissions for a specific product offering within the Previously Acquired International Operations. These adjustments are based on a straight line amortization method and gives effect to the income statement to the extent these effects are not recorded in the historical financial statements of GM Financial.

(I)	Adjustments to the income statement for the year ended December 31, 2013 include $19 million increase of expected amortization and for the six months ended June 30, 2014 includes $11 million decrease of expected amortization associated with dealer networks and business licenses of the Previously Acquired International Operations, which have estimated useful lives of between one and five years. These adjustments give effect to the income statement to the extent these effects are not recorded in the historical financial statements of GM Financial.

(J)	Adjustments totaling $14 million to interest expense for the year ended December 31, 2013. This adjustment reflects the interest expense impact of the issuance of the Notes and the repayment of certain debt obligations assumed in connection with acquisition of the International Operations and give effect to the income statement to the extent these effects are not recorded in the historical financial statements of GM Financial. Refer to detail below:

(Dollars in millions)	Balance	Interest Rate	December 31, 2013
Instrument
Assumed Indebtedness—April and June Repayments	$(1,416)	5.00%	$(19)
Senior Notes	2,500	3.35%	31
Amortization of issuance costs—Senior Notes	25	n/a	2

Interest Expense Adjustment			$14

(K)	Adjustment to reflect a decrease to interest expense of $4 million for the year ended December 31, 2013, and for the six months ended June 30, 2014 include $2 million decrease to interest expense with the total amount due to the Previously Acquired International Operations unamortized debt issuance costs at acquisition. This adjustment is based on the effective interest rate amortization method and gives effect to the income statement to the extent these effects are not recorded in the historical financial statements of GM Financial.

(L)	Adjustments to reflect an increase to interest expense of $12 million for the year ended December 31, 2013 and for the six months ended June 30, 2014 includes $2 million decrease to interest expense with the total amount due to the Previously Acquired International Operations fair value adjustment for secured debt held at acquisition. These adjustments are based on the effective interest rate amortization method and give effect to the income statement to the extent these effects are not recorded in the historical financial statements of GM Financial.

(M)	Adjustments to reflect an increase to interest expense by $5 million for the year ended December 31, 2013 and for the six months ended June 30, 2014 includes $1 million decrease to interest expense with the total amount due to the Previously Acquired International Operations fair value adjustment for unsecured debt held at acquisition. These adjustments are based on the effective interest rate amortization method and give effect to the income statement to the extent these effects are not recorded in the historical financial statements of GM Financial.

(N)	Adjustments to eliminate nonrecurring costs directly relating to the Transactions included in the historical income statements of GM Financial.

(O)	Adjustments to record estimated incremental income tax provision utilizing GM Financial’s statutory rate of 35%, recognized as a result of purchase accounting adjustments.

Note 5—Reclassification Adjustments

Unaudited Pro Forma Condensed Combined Balance Sheet: International Operations Reporting Reclassification Adjustments

As of June 30, 2014

(In millions)	GM Financial	International Operations	Reporting Reclassification Adjustments		International Operations Reclassified
Assets
Cash and cash equivalents	$1,412	$—	$—		$—
Finance receivables, net	31,545	—	—		—
Restricted cash	2,205	—	—		—
Property and equipment, net	150	—	—		—
Investment in equity method investee		574	—		574
Leased vehicles, net	4,748	—	—		—
Deferred income taxes	433	—	—		—
Goodwill	1,245	—	—		—
Related party receivables	185	—	—		—
Other assets	436	—	—		—

Total assets	$42,359	$574	$—		$574

Liabilities and Shareholder’s Equity

Liabilities:
Secured debt	$25,006	$—	$—		$—
Unsecured debt	7,596	—	—		—
Accounts payable and accrued expenses	984	—	—		—
Deferred income	249	—	—		—
Deferred income taxes	12	—	—		—
Taxes payable	293	—	—		—
Related party taxes payable	891	—	—		—
Related party payable	432	—	—		—
Other liabilities	229	—	—		—

Total liabilities	35,692	—	—		—

Shareholder’s equity
Parent’s net investment	—	536	(536	)(1)	—
Additional paid-in capital	4,793	—	536	(1)	536
Accumulated other comprehensive income/loss	65	38	—		38
Retained earnings	1,809	—	—		—

Total shareholder’s equity	6,667	574	—		574

Total liabilities and shareholder’s equity	$42,359	$574	$—		$574

Balance Sheet—International Operations Reclassification Adjustment Descriptions:

The following reclassification has been made to the International Operations financial statements in order to conform to the GM Financial presentation:

(1)	Adjustments to reclassify International Operations parent’s net investment category to additional paid-in capital.

Unaudited Pro Forma Condensed Combined Income Statement: International Operations Reporting Reclassification Adjustments

For the Year Ended December 31, 2013

(In millions)	GM Financial	International Operations	Reporting Reclassification Adjustments		International Operations Reclassified
Revenue
Finance charge income	$2,563	$715	$5	(1)	$716
			(4	)(4)	—
Leased vehicle income	595	—	1	(1)	1
Other income	186	73	2	(1)	96
			21	(2)
Other financing revenue and interest income	—	29	(29	)(1 & 2)	—
Interest expense on short-term borrowings	—	(52)	52	(3)	—
Interest expense on long-term borrowings	—	(360)	360	(3)	—
Depreciation expense on operating lease assets	—	(7)	7	(4)	—
Income in equity method investee	—	118	(118	)(5)	—

	3,344	516	297		813
Costs and expenses
Salaries and benefits	448	58	—		58
Operating expenses	322	138	2	(4)	140

Total operating expenses	770	196	2		198
Leased vehicle expenses	453	—	1	(4)	1
Provision for loan losses	475	71	—		71
Interest expense	721	—	412	(3)	412
Acquisition and integration expenses	42	—	—		—

	2,461	267	415		682
Income before income taxes	883	249	(118)		131
Income tax provision	317	43	—		43
Equity method investee income		—	118	(5)	118

Net income	$566	$206	$—		$206

For the Six Months Ended June 30, 2014

(In millions)	GM Financial	International Operations	Reporting Reclassification Adjustments		International Operations Reclassified
Revenue
Finance charge income	$1,712	$—	$—		$—
Leased vehicle income	438	—	—		—
Other income	138	—	—		—
Other financing revenue and interest income	—	—	—		—
Interest expense on short-term borrowings	—	—	—		—
Interest expense on long-term borrowings	—	—	—		—
Depreciation expense on operating lease assets	—	—	—		—
Income in equity method investee	—	66	(66	)(5)	—

	2,288	66	(66)		—
Costs and expenses
Salaries and benefits	290	—	—		—
Operating expenses	259	2	—		2

Total operating expenses	549	2	—		2
Leased vehicle expenses	335	—	—		—
Provision for loan losses	248	—	—		—
Interest expense	669	—	—		—

	1,801	2	—		2
Income before income taxes	487	64	(66)		(2)
Income tax provision	167	—	—		—
Equity method investee income	—	—	66	(5)	66

Net income	$320	$64	$—		$64

Income Statement—International Operations Reclassification Adjustment Descriptions:

The following reclassifications have been made to the International Operations’ financial statements in order to conform to the GM Financial presentation:

(1)	Adjustments to reclassify International Operations operating leases revenue to finance charge income, leased vehicle income, and other income.

(2)	Adjustments to reclassify International Operations income on interest-bearing cash to other income.

(3)	Adjustments to reclassify International Operations interest expense on short-term and long-term borrowings to interest expense.

(4)	Adjustments to reclassify International Operations depreciation expense on operating lease assets to finance charge income, leased vehicle expense and operating expense.

(5)	Adjustments to reclassify International Operations equity method investee income, net of tax.